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                                                                Exhibit (8)(ddd)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
               BETWEEN WANGER ADVISORS TRUST, COLUMBIA MANAGEMENT
          DISTRIBUTORS, INC. AND ML LIFE INSURANCE COMPANY OF NEW YORK

      THIS AMENDMENT, effective as of 27th day of April, 2007, by and among Wanger Advisors Trust, a Massachusetts business trust corporation (the "Fund"), Columbia Management Distributors, Inc. (the "Underwriter"), Wanger Advisors Trust, a Massachusetts Corporation, and ML Life Insurance Company of New York, a New York life insurance company (the "Company");

                                   WITNESSETH:

      WHEREAS, the Fund, the Underwriter and the Company heretofore entered into a Participation Agreement dated March 4, 2005, as amended (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

      WHEREAS, the Fund, the Underwriter, and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement.

      NOW, THEREFORE, in consideration of the above premises, the Fund, the Underwriter and the Company hereby agree:

      1. Amendment.

            (a) Schedule A to the Agreement is amended in its entirety and is replaced by the Schedule A attached hereto;

            (b) Article IX Notices. of the Agreement is hereby amended as follows:

            If to the Company: Barry G. Skolnick, Esquire
                               Senior Vice President & General Counsel
                               1700 Merrill Lynch Drive, 3rd Floor
                               Pennington, New Jersey 08534

            2. Effectiveness. The revised Schedule A of the Agreement shall be effective as the date hereof.

            3. Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

            4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

                     (Signatures located on following page)

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      IN WITNESS WHEREOF, the Fund, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

WANGER ADVISORS TRUST                      ML LIFE INSURANCE COMPANY
                                           OF NEW YORK

By:                                        By:
      --------------------                      ---------------------
Name:                                      Name: Kirsty Lieberman
      --------------------
Title:                                     Title:Vice President & Senior Counsel
       --------------------
Date:                                      Date:
      --------------------                      ---------------------

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

By:

      --------------------
Name:

       --------------------
Title:

        --------------------
Date:

      --------------------

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                                   Schedule A

SEPARATE ACCOUNT
ML Life of New York Variable Annuity Separate Account A

PORTFOLIO

Wanger U.S. Smaller Companies - Class I
Wanger International Small Cap - Class
                                       -----

CONTRACT

Merrill Lynch Investor Choice - Investor Series
(Form MLNY-VA-010 and state variations thereof)

Dated: April 27, 2007